UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  February 19, 2014
Date of earliest event reported:  February 18, 2014
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MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia	20190-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

As previously disclosed, on September 30, 2013, MAXIMUS, Inc. was notified that its MAXIMUS Federal Services subsidiary was awarded a contract by the U.S. Department of Education, Office of Federal Student Aid (FSA), to provide program management for the Debt Management and Collections System (DMCS), helping to administer a portfolio of defaulted student loans and overpayment debts.  In November 2013, that award was protested by another bidder.

On February 18, 2014, MAXIMUS reached a negotiated resolution of the protest whereby the protestor will perform certain services under a subcontract as part of the MAXIMUS team.  Accordingly, the protest has been withdrawn.

The resolution of this matter does not change the Company’s revenue and earnings guidance for fiscal year 2014 that was provided in its earnings release on February 6, 2014.

The Company currently expects that the contract will begin generating revenue in its fiscal fourth quarter of 2014 and expects a contract transition and ramp up period through fiscal 2015. As a result, the Company is forecasting that the contract will break even sometime in fiscal 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date:	February 19, 2014	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary